SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2013

VASCO Data Security International, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 South Meyers Road, Suite 210

Oakbrook Terrace, Illinois 60181

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 932-8844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of an Acquisition or Disposition of Assets

On May 20, 2013, VASCO Data Security International GmbH (“Purchaser”, a wholly-owned subsidiary of VASCO Data Security International, Inc. (“VASCO”), entered into and consummated agreements for the acquisition of the entire issued share capital of Cronto Limited, a private company organized and existing in England and Wales (“Cronto”), for €17.0 million (approximately $21.9 million at an exchange rate of 1.29 dollars per Euro). The transaction was effective May 20, 2013 (“Effective Date”).

Pursuant to the terms of the AGREEMENT FOR THE SALE AND PURCHASE OF THE ENTIRE ISSUED CAPITAL OF CRONTO LIMITED (“Share Agreement”), Purchaser acquired all the shares of Cronto for initial consideration of €17.0 million, consisting of €15.0 million paid at closing and €2.0 million payable as earned on the first and second anniversary of the Effective Date subject to receipt of certain contract orders, defined as Earn-Out Revenues, for the two-year period following the Effective Date.

Cash paid at closing was funded from existing cash balances. Of the total €15.0 million paid at closing, €12.0 million or approximately $15.5 million was paid to the sellers at closing and €3.0 million or approximately $3.9 million was deposited into an escrow fund. Consideration is subject to adjustments related to working capital, representations, warranties, covenants and certain liabilities as of the Effective Date. The escrow fund serves as a source of payment to the Purchaser for adjustments. The Share Agreement contains representations, warranties, and covenants that are customary for a transaction of this size and nature.

This description of the Share Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Agreement attached as Exhibit 2.1 to this report and incorporated herein by reference. The representations and warranties of each party set forth in the Share Agreement have been made solely for the benefit of the other party to the Share Agreement. Accordingly, the Share Agreement is included with this report only to provide VASCO investors with information regarding the terms of the Share Purchase, and not to provide VASCO investors with any other factual information regarding the parties or their respective businesses.

Item 8.01. Other Events.

A copy of the press release announcing the consummation of the acquisition, the media alert, prepared script, and transcript for the Cronto acquisition conference call, are attached hereto as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3, and Exhibit 99.4, respectively, to this report. The information contained in such Exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*	AGREEMENT FOR THE SALE AND PURCHASE OF THE ENTIRE ISSUED CAPITAL OF CRONTO LIMITED dated May 20, 2013.

The following Exhibits are furnished herewith.

99.1	VASCO Press Release dated May 20, 2013 announcing the Cronto acquisition.

99.2	VASCO Media Alert dated May 20, 2013 announcing Cronto Acquisition Conference Call

99.3	Prepared script of May 21, 2013 Cronto Acquisition Conference Call.

99.4	Transcript of May 21, 2013 Cronto Acquisition Conference Call.

*	Certain exhibits, schedules, and annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K. VASCO undertakes to furnish supplementally copies of any omitted items upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2013	VASCO Data Security International, Inc.

/s/ Clifford K. Bown
Clifford K. Bown
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	AGREEMENT FOR THE SALE AND PURCHASE OF THE ENTIRE ISSUED CAPITAL OF CRONTO LIMITED dated May 20, 2013.

The following Exhibits are furnished herewith.

99.1	VASCO Press Release dated May 20, 2013 announcing the Cronto acquisition.

99.2	VASCO Media Alert dated May 20, 2013 announcing Cronto Acquisition Conference Call

99.3	Prepared script of May 21, 2013 Cronto Acquisition Conference Call.

99.4	Transcript of May 21, 2013 Cronto Acquisition Conference Call.

*	Certain exhibits, schedules, and annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K. VASCO undertakes to furnish supplementally copies of any omitted items upon request by the Securities and Exchange Commission.